SECOND AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS

         THIS SECOND AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS, dated as of October 14, 1998 (the "Amendment"), is entered into by and between BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (the "Borrower"), and LaSALLE NATIONAL BANK, a national banking association (the "Bank").

                                   WITNESSETH

         WHEREAS, Borrower has previously executed and delivered to the Bank a certain Note dated April 27, 1998 in the original principal amount of up to Fifteen Million Dollars ($15,000,000.00) (the "Original Note") evidencing a certain loan (the "Loan") set forth more fully in and governed by a certain Loan Agreement of that same date to which the Bank is also a party (the "Original Loan Agreement");

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Amended and Restated Note dated July 16, 1998 increasing the principal amount of the Loan by $10,000,000.00, on an interim basis only, from $15,000,000.00 to $25,000,000.00 (the "Amended and Restated Note") and a certain First Amendment to Loan Agreement and Documents of that same date to which the Bank is also a party (the "First Amendment") that
(a) increased the principal amount of the Loan on an interim basis as aforesaid and (b) permitted a portion of the Loan to be reserved for the issuance of standby Letters of Credit by the Bank to and for the benefit of municipalities and other governmental units in connection with projects developed by Borrower from time to time as set forth more fully therein (the Original Loan Agreement, as amended by the First Amendment, is herein referred to as the "Loan Agreement");

         WHEREAS, subject to the terms and conditions of this Amendment, Borrower has requested the Bank (a) to consent to the Borrower's issuance of a convertible subordinated and unsecured note to OZ Master Fund, Ltd. in the principal amount of Ten Million Dollars ($10,000,000.00), (b) to permit Borrower to guarantee financing from other financial institutions to certain Subsidiaries of Borrower in connection with certain development projects located in New York, New York (Battery Park City), Glen Ellyn, Illinois and Raleigh, North Carolina, which projects were to be originally financed by Nomura Asset Capital Corporation, (c) to modify the Event of Default set forth in Section 7.01(O) of the Loan Agreement, and (d) to extend the Interim Maturity Date to November 3, 1998 (the foregoing matters referred to in (a), (b) (c) and (d) of this recital paragraph being referred to collectively herein as the "Requested Activities");

         WHEREAS, the Requested Activities are prohibited under the existing Loan Agreement and Documents and require the consent of the Bank; and

         WHEREAS, the Bank is willing to consent to the Requested Activities, subject to and conditioned upon the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Incorporation of Recitals. The above and foregoing recitals are incorporated into and made a part of this Amendment. All capitalized terms used herein, if not otherwise specifically defined, shall have the meanings and definitions prescribed in the Loan Agreement and the Documents referred to therein.


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         2.  Outstanding  Principal  Balance  of  Loan.  For  purposes  of  this
Amendment and the Loan Agreement, the outstanding principal balance of the Loan at any time shall be the sum of (a) all amounts of the Loan Advances made under the Loan Agreement remaining unpaid plus (b) all outstanding LC Reserves.

         3. Consent to Subordinated Note. The Bank consents to the Borrower's proposed issuance of a convertible subordinated and unsecured note to OZ Master Fund, Ltd. in the principal amount of Ten Million Dollars ($10,000,000.00) in accordance with terms and conditions not materially different (as determined by the Bank in its sole discretion) than those set forth in the Term Sheet provided to the Bank on October 14, 1998 (the "Term Sheet") [the "Subordinated Note"] and acknowledges that the Subordinated Note shall not constitute an Event of Default under the Loan Agreement upon the condition that (a) the Subordinated Note shall be subordinate to the Loan and (b) proceeds from the Subordinated Note shall be used and applied immediately and directly to reduce the outstanding principal balance of the Loan to $15,000,000.00 on or before the Interim Maturity Date, and (c) the terms and conditions of the Subordinated Note are not materially different (as determined by the Bank in its sole discretion) than those set forth in the Term Sheet.

         4. Interim Maturity Date. The term "Interim Maturity Date" is hereby amended and restated to mean the earlier of (a) November 3, 1998, or (b) a date certain which is the date on which Borrower issues the Subordinated Note.

         5. Decreased Loan Commitment. On the Interim Maturity Date, without further notice and without regard to whether the Offering has occurred, (a) the outstanding principal balance of the Loan shall be reduced to $15,000,000.00, and (b) the principal amount of the Loan and Maximum Revolving Loan Commitment shall be decreased from $25,000,000.00 to an amount not to exceed $15,000,000.00.

         6. Maturity Date. The term "Maturity Date" is hereby amended and restated to mean (a) the Interim Maturity Date as to any and all amounts of the outstanding principal balance of the Loan in excess of $15,000,000.00, and (b) April 26, 1999 as to the outstanding principal balance of the Loan together with any accrued but unpaid interest thereon and any other costs or amount owed to the Bank under the Loan Agreement as amended hereby.

         7. Interim Interest Rate. Effective as of October 14, 1998, (a) any and all outstanding principal balance of the Loan in excess of $15,000,000.00 shall bear interest payable on demand at the Prime Rate plus four and one-half of one percent (4.50%) and (b) any and all outstanding principal balance of the Loan not in excess of $15,000,000.00 shall bear interest payable at the Prime Rate plus one-half of one percent (0.50%) per annum (the "Interim Interest Rate"). The Interim Interest Rate is, during its pendency, in lieu of the interest rate set forth in Section 2.02 of the Loan Agreement.

         8. Interim Maturity Default Rate. If the outstanding principal balance of the Loan is not reduced to $15,000,000.00 by the Interim Maturity Date as required under this Amendment, Borrower shall be considered in default under the Loan Agreement and, in addition to all other rights and remedies available to the Bank under the Loan Agreement, the Documents, at law or equity, any and all amounts outstanding under the Loan Agreement shall, without notice, bear interest payable on demand at the Prime Rate plus six and one-half of one percent (6.50%) ("Revised Default Rate"). The Revised Default Rate is, during its pendency, in lieu of the default rate of interest set forth in Section 2.03 of the Loan Agreement.



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         9. Consent to Outside  Financing.  The Bank consents to the  Borrower's guarantee of financing to certain Subsidiaries of Borrower from financial institutions (including, but not limited to, insurance companies) other than Nomura Asset Capital Corporation in connection with certain development projects located in New York, New York (Battery Park City), Glen Ellyn, Illinois and Raleigh, North Carolina (the "Guarantees") and acknowledges that the Guarantees shall not constitute (a) a breach of Section 5.08(iv)(B) of the Loan Agreement or (b) an Event of Default under the Loan Agreement; provided however, that prior to the execution of any documents relating to the Guarantees and as a condition to the foregoing consent, Borrower shall provide the Bank with commitment letters setting forth the terms and conditions of each such financing and the Bank shall approve the terms and conditions of each such financing, which approval shall be at the Bank's sole but reasonable discretion.

         10. Further Decrease of Loan Commitment. As of the date of this Amendment, the Loan Agreement and Documents are hereby amended and restated to provide that if at any time that any portion of the loan remains outstanding and the closing price of Borrower's publicly traded shares of stock as quoted on the NASDAQ (the "Stock Price") (the date of the occurrence described herein is hereafter referred to as the "Trigger Date") is:

                  a. Less than $14.00 per share but not less than $12.50 per share, the principal amount of the Loan and the Maximum Revolving Loan Commitment shall, without further notice, be decreased to $10,000,000.00 and Borrower shall pay within one business day of the Trigger Date, without further notice or demand, amounts necessary to reduce the outstanding principal balance of the Loan to $10,000,000.00.

                  b. Less than $12.50 per share but not less than $10.00, the principal amount of the Loan and the Maximum Revolving Loan Commitment shall, without further notice, be decreased to $5,000,000.00 and Borrower shall pay within one business day of Trigger Date, without further notice or demand, amounts necessary to reduce the outstanding principal balance of the Loan to $5,000,000.00.

                  c. Less than $10.00 per share, the principal amount of the Loan and the Maximum Revolving Loan Commitment shall, without further notice, be decreased to $0.00 and Borrower shall pay within one business day of Trigger Date, without further notice or demand, amounts necessary to reduce the outstanding principal balance of the Loan to $0.00. If any amount of the outstanding principal balance of the Loan is comprised of LC Reserves, Borrower shall provide the Bank with cash collateral in an amount equal to the outstanding LC Reserve to secure the amount of the outstanding principal balance comprised of the LC Reserve.

If the outstanding principal balance of the Loan is not reduced to the applicable amount by the close of the next business day immediately following the Trigger Date or if Borrower fails to provide the Bank with sufficient cash collateral as required in subsection (c) herein, Borrower shall be considered in default under the Loan Agreement and, in addition to all other rights and remedies available to the Bank under the Loan Agreement, the Documents, at law or equity, any and all amounts outstanding under the Loan Agreement shall, without notice, bear interest payable on demand at (i) the default rate of interest set forth in Section 2.03 of the Loan Agreement if the event of default set forth herein occurs after the Interim Maturity Date or (ii) the Revised Default Rate if the event of default set forth herein occurs before the Interim Maturity Date.

         11. NASDAQ Registration. If at any time that any portion of the loan remains outstanding and Borrower's publicly traded shares of stock cease to be quoted on the NASDAQ, Borrower shall be considered to be in default under the Loan Agreement.



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



         12. Information. Borrower shall provide Bank, upon request, with copies of all documentation and information concerning the Subordinated Note and the outside financing referred to in this Amendment.

         13. Reaffirmation. To the extent any term(s) or condition(s) in any of the Documents (including, without limitation, the Amended and Restated Note) shall contradict or be in conflict with the amended terms of the Loan as set forth herein, such terms and conditions are hereby deemed modified and amended accordingly, upon the effective date hereof, to reflect the terms of the Loan as so amended herein. All terms of the Documents (including, without limitation, the Amended and Restated Note), as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Bank. As of the date of this Amendment, Borrower herein restates, ratifies and reaffirms each and every term and condition set forth in the Documents as amended herein. There are no other changes to the Documents except for the changes specifically set forth herein.

         14. Certification. To further induce the Bank to enter into this Amendment, Borrower represents and warrants to the Bank as follows: (a) Borrower is empowered to perform all acts and things undertaken and done pursuant to this Amendment and has taken all corporate or other action necessary to authorize the execution, delivery and performance of the of this Amendment; (b) the officers of Borrower executing this Amendment have been duly elected or appointed and have been fully authorized to execute the same at the time executed; (c) this Amendment, when executed and delivered, will be the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its respective terms; and (d) Borrower is delivering to the Bank contemporaneously herewith, a certificate of Borrower's Secretary certifying as to the resolutions of the Executive Committee of Borrower's Board of Directors approving this Amendment and the incumbency and signatures of the officers of Borrower signing this Amendment.

         15. Absence Of Claim. To further induce the Bank to enter into this Amendment, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against the Bank with respect to the Obligations to the Bank.

         16. Illinois Law To Govern. This Amendment and each transaction contemplated hereunder shall be deemed to be made under and shall be construed and interpreted in accordance with the laws of the State of Illinois.

         17. Binding Effect. The terms, provisions and conditions of this Amendment shall be binding upon and inure to the benefit of each respective party and their respective legal representatives, successors and assigns.



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


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       BORROWER:

                                       BROOKDALE LIVING COMMUNITIES, INC.



                                    By: /s/ Robert J. Rudnik
                                    Print Name:  Robert J. Rudnik
                                    Title:  Executive Vice President

ATTEST:

By: /s/ R. Stanley Young
Print Name:  R. Stanley Young
Title:  Senior Vice President


                                       BANK:

                                       LaSALLE NATIONAL BANK



                                    By:  /s/  Ann B. O'Shaughnessy
                                    Print Name:  Ann B. O'Shaughnessy
                                    Title:  Assistant Vice President


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